HTG Molecular Diagnostics, Inc. 3430 E. Global Loop, Tucson, AZ 85706 1-877-289-2615 www.htgmolecular.com

Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Announces Pricing of a

$10 Million Public Offering

TUCSON, Ariz., December 21, 2022 -- HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company advancing precision medicine through its innovative transcriptome-wide profiling and advanced medicinal chemistry technology, today announced the pricing of a public offering of an aggregate of 1,290,322 shares of its common stock (or pre-funded warrants in lieu thereof), Series A-1 warrants to purchase up to 1,290,322 shares of common stock and Series A-2 warrants to purchase 1,290,322 shares of common stock, at a combined public offering price of $7.75 per share (or pre-funded warrant) and accompanying warrants. The Series A-1 warrants will have an exercise price of $7.50 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance, and the Series A-2 warrants will have an exercise price of $7.50 per share, will be exercisable immediately upon issuance and will expire twenty-four months from the date of issuance. The closing of the offering is expected to occur on or about December 23, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $10.0 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-268681), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 21, 2022. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About HTG:

HTG is accelerating precision medicine from diagnosis to treatment by harnessing the power of transcriptome-wide profiling to drive translational research, novel therapeutics and clinical diagnostics across a variety of disease areas.

Building on more than a decade of pioneering innovation and partnerships with biopharma leaders and major academic institutes, HTG’s proprietary RNA platform technologies are designed to make the development of life science tools and diagnostics more effective and efficient and to unlock a differentiated and disruptive approach to transformative drug discovery. For more information visit www.htgmolecular.com.

Forward-Looking Statements:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the size of the offering, the anticipated timing of and HTG’s ability to close the offering, and the use of the net proceeds from the offering. Words such as “expects,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, estimates and projections about our business, and are subject to a number of known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with market conditions and risks related to our business. These and other factors are described in greater detail in our filings with the SEC, including under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on November 10, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Ashley Robinson

LifeSci Advisors

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com